SCHEDULE 14A
                             (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant __X__
Filed by a party other than the Registrant _____

Check the appropriate box:
_____ Preliminary proxy statement
__X__ Definitive proxy statement
_____ Definitive additional materials
_____ Soliciting material pursuant to Rule 14a-11 or Rule 14a-12


                           Infosafe Systems, Inc.
             (Name of Registrant as Specified in Its Charter)

                           Infosafe Systems, Inc.
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
__X__ No fee required.
_____ Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:
    ___________________________________________________________________

(2)     Aggregate number of securities to which transaction applies:
    ___________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
    ___________________________________________________________________

(4)     Proposed maximum aggregate value of transaction:

__X__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
    ___________________________________________________________________

(2)     Form, schedule or registration statement no.:
    ___________________________________________________________________

(3)     Filing party:
    ___________________________________________________________________

(4)     Date filed:
    ___________________________________________________________________


_____________________________
1. Set forth the amount on which the filing fee is calculated and state how it was determined.







                        INFOSAFE SYSTEMS, INC.

                           805 Third Avenue
                               9th Floor
                       New York, New York 10022

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To be held January 28, 1998




To the Stockholders of
Infosafe Systems, Inc.

     Notice is hereby given that the 1998 Annual Meeting (the
"Meeting") of the Stockholders of Infosafe Systems, Inc.(the "Company") will be held on January 28, 1998 at 10:00 a.m., Eastern Time, at the offices of the Company, 805 Third Avenue, 9th Floor, New York, New York 10022. The Meeting is called for the following purposes:

     1. To elect a board of five directors;

     2. To approve and ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company; and

     3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 22, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                   By Order of the Board of Directors
                                   /s/ Arthur R. Medici
                                   Arthur R. Medici,
                                   President and Chief Executive Officer

Dated: January 5, 1998





                         INFOSAFE SYSTEMS, INC.

                           805 Third Avenue
                               9th Floor
                       New York, New York 10022

                            PROXY STATEMENT

                  1998 ANNUAL MEETING OF STOCKHOLDERS


          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Infosafe Systems, Inc. (the "Company") for the 1998 Annual Meeting of Stockholders to be held at the offices of the Company, 805 Third Avenue, 9th Floor, New York, New York 10022 on January 28, 1998, at 10:00 a.m., Eastern Time, and for any adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders.
Any Stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given.

          If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

          The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is January 5, 1998.

          Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.


                         VOTING SECURITIES

          Only holders of shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), Class B Common Stock, $.01 par value per share ("Class B Common Stock"), Class E-1 Common Stock, $.01 par value per share ("Class E-1 Common Stock") and Class E-2 Common Stock, $.01 par value per share ("Class E-2 Common Stock"), of record at the close of business on December 22, 1997 are entitled to vote at the meeting. A majority in interest of the outstanding Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock so represented is necessary to elect the nominees for election as directors and the affirmative vote of a majority of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock so represented, excluding broker non-votes, is necessary to approve and ratify the appointment of Richard A. Eisner & Co., independent certified public accountants as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Except for determining the presence or absence of quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

          The principal executive offices of the Company are located at 805 Third Avenue, 9th Floor, New York, New York 10022.


                       PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of November 10, 1997, certain information concerning the beneficial ownership of the Company's Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock by (I) each stockholder known by the Company to own beneficially 5% or more of the outstanding Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and E-2 Common Stock of the Company; (ii) each director; (iii) each person named in the Executive Compensation Table; and (iv) all executive officers and directors of the Company as a group. Each share of Class B Common Stock is entitled to six votes per share and each share of Class A Common Stock, Class E-1 Common Stock and E-2 Common Stock is entitled to one vote per share.


                                  Class A                 Class B                 Class E
                              Common Stock (1)          Common Stock           Common Stock
                              -----------------      ------------------      ----------------
                               Number of               Number of                Number of               % of Vote
of Beneficial Owner             Shares       %          Shares        %          Shares     %        of all Classes
--------------------------    -----------   ---      -------------   ----      ---------   ----      --------------
Thomas H. Lipscomb (4)(10)    100,000 (2)   2.1        813,126 (3)   59.2        820,264   30.0           36.7

Arthur R. Medici              116,666 (6)   2.5         70,000 (6)    5.1        270,000    9.9            4.4

Alan N. Alpern (4)(10)         50,000 (2)   1.1        153,582 (5)    9.9        210,340    6.4            6.4

Charles C. Johnson (7)         20,000        *               -         *               -     *              *

Stanley Bielak (8)             10,000        *               -         *               -     *              *

Robert S. Christie (8)         10,000        *               -         *               -     *              *

Neil Freeman (8)               10,000        *               -         *               -     *              *

All executive officers
and directors as a group
(7 persons)                   316,666       6.5      1,036,700       75.5      1,300,964   47.6           47.5

----------------------
*Less than one percent




(1) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed and the address of each beneficial owner is c/o the Company. Includes each holder's Escrow Shares as that term is defined in Note 9 below.

(2) Represents immediately exercisable options.

(3) Includes 427,409 Class B Escrow Shares. Mr. Lipscomb has granted options to purchase 16,875 shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock beneficially owned by him, including the right to receive 16,875 Class E
     Shares, to two individuals and one entity (the "Lipscomb
     Options").

(4) Includes 94,591 Escrow Shares. Also includes 25,978 shares of Class B Common Stock owned by Mr. Alpern's wife, as to which Mr. Alpern disclaims beneficial ownership, including 18,217 Escrow Shares.

(5) Excludes 16,000 options to purchase Class A Common Stock not presently exercisable.

(6) Mr. Medici holds options to purchase 116,666 Class A Shares, which are immediately exercisable. Mr. Medici also holds 70,000 shares of Class B Common Stock, which may be canceled if certain operating performance criteria are not achieved.

(7) Includes 20,000 shares available upon exercise of immediately exercisable options. Excludes options to purchase 20,000 shares of Class A Common Stock not exercisable within 60 days.

(8) Includes 10,000 shares issuable upon exercise of immediately exercisable options. Excludes options to purchase 30,000 shares of Class A Common Stock not exercisable within 60 days.

(9) In connection with a private placement completed in September 1993, the present holders of the Class B Common Stock placed into escrow, on a pro rata basis, an aggregate of 781,244 shares (the "Escrow Shares"). Such stockholders will continue to vote the Escrow Shares, although the Escrow Shares are not assignable or transferable.

     The Escrow Shares will be released to the stockholders in the event that the Minimum Pretax Income equals at least $10.0 million (subject to certain adjustments) for the twelve months ending December 31, 1997; or the bid price of the Company's Class A Common Stock averages in excess of $18.00 per share for 30 consecutive business days through January 1998. If none of the applicable earnings or market price levels with respect to the Escrow Shares set forth above have been met by May 1, 1998, the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be contributed to the capital of the Company. If none of the applicable earnings or market price levels with respect to the Class E Shares set forth above have been met by March 31, 1999, the Class E Shares, as well as any dividends or other distributions made with respect thereto, will be redeemed by the Company for nominal consideration and canceled.

(10) Substantially all of the Class A Common Stock, Class B Common Stock and Class E-1 Common Stock and Class E-2 Common Stock beneficially owned by Thomas H. Lipscomb and Alan N. Alpern, constituting 38.0% and 7.6% of the vote of all classes of common stock of the Company, respectively (assuming the issuance of the maximum number of Units issued in the Company's initial public offering), have been deposited in a voting trust or are subject to an irrevocable proxy for a term of three years. Pursuant to the voting trust or irrevocable proxy, the shares will be voted at the direction of a majority of the Company's non-management directors and Mr. Medici, subject to certain exceptions, including certain mergers and sale of all or substantially all of the Company's assets. The shares deposited in the voting trust or irrevocable proxy will be released from the voting trust or irrevocable proxy on the sale of the shares.





                          ELECTION OF DIRECTORS

       At the meeting, five directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the five persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Management.

       The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

       Name                        Age     Position
       -----------------------     ---     ------------------------
       Arthur R. Medici            48      Chief Executive Officer,
                                            President and Director
       Stanley Bielak              50      Director
       Robert S. Christie          43      Director
       Neal B. Freeman             57      Director
       Charles C. Johnston         62      Director

       Arthur R. Medici has been President, Chief Executive Officer, and Director of the Company since November 1996. Previously, Mr. Medici was President of the North American division of Derwent Information, Ltd., a producer of international patent abstracts and information formatted for print, CD-ROM and digital online delivery. From November 1990 to August 1994, Mr. Medici was Senior Vice President at Thomson & Thomson. Both companies are subsidiaries of The Thomson Corporation's Intellectual Property Resources Group.

       Stanley Bielak has been a Director of the Company since August 1997. Mr. Bielak is the founder and Chief Executive Officer of Information Transport Associates Inc., a developer of middleware for remote and mobile computing applications. From 1978 to 1982, he was a co-founder and Chief Executive Officer of Conservation Controls Inc., a manufacturer of microprocessor control used for commercial refrigeration systems. A management expert, Mr. Bielak has served as Chief Executive Officer of several companies, including Transportation Management Systems Inc., Utilitrol Inc., Seed Software Inc. and Axiom Software Inc.

       Neal B. Freeman has been a Director of the Company since June 1997. Mr. Freeman is Chairman and Chief Executive Officer of The Blackwell Corporation, a Peabody award-winning television production company he founded in 1981. He also founded and served for 12 years as President and Chief Executive Officer of Jefferson Communications, Inc.

       Robert S. Christie has been a Director of the Company since March 1997. Mr. Christie, an operations executive with extensive experience in the international real-time information industry and higher education markets, was named President and Chief Executive Officer of Thomson & Thomson Corporation, a trademark and copyright services and information company, in November 1996. Prior to joining Thomson & Thomson, he was President of the McGraw-Hill College Book Company (1994-1996), and prior to that, Group Vice President for Equity Information Services at Standard & Poor's Information Company (1990-
1994).

       Charles C. Johnston has been a Director of the Company since October 1996. Mr. Johnston is Chairman of ISI Systems ("ISI"), a subsidiary of Teleglobe of Montreal. Previously he was founder, Chief Executive Officer and President of ISI prior to its purchase by Teleglobe in November 1989.

       During Fiscal 1997, Thomas H. Lipscomb, Chairman of the Board and former Chief Executive Officer, resigned as a Director and Chief Executive Officer of the Company. Resignations from the Board of Directors were also submitted by members William N. Walker, Frank Schwab, Jr. and Alan N. Alpern.

       All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.




                        EXECUTIVE COMPENSATION

       The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer and to its executive officers (collectively, the "Named Executive Officers") whose annual compensation exceeded $100,000 for the fiscal years ended July 31, 1997, July 31, 1996 and July 31, 1995, respectively :

 Summary Compensation Table



                                                               Long Term
                               Annual Compensation             Compensation
                         ---------------------------------     ------------
                                              Other
Name and                                      Annual
Principal Position       Year     Salary      Compensation     Options (#)
-------------------      ----   -----------   ------------     ------------
Arthur R. Medici         1997   102,000           -0-              -0-
                         1996     n/a             n/a              n/a
                         1995     n/a             n/a              n/a

Thomas H. Lipscomb       1997   145,833 (1)       -0-              -0-
                         1996   175,000           -0-              -0-
                         1995   177,917           -0-              -0-

Alan N. Alpern           1997     -0-          125,000 (1)         -0-
                         1996     -0-          125,000             -0-
                         1995     -0-          109,375             -0-

     (1) Accrued compensation aggregating approximately $83,000 for these two officers was earned during fiscal years ended July 31, 1996 and 1997, and was contributed to additional paid-in capital during January 1997.

     The following table sets forth the number and value of unexercised in-the-money options at July 31, 1997 for the Named
Executive Officers named above.


                Option/SAR Grants in Fiscal Year Ended July 31, 1997


                                        % of Total
                                        Options
                                        Granted to
                                        Employees        Exercise
                                        Base in Fiscal   or Base
                         Options        Year ended       Price      Expiration
Name                   Granted (#)      July 31, 1997    ($/sh)     Date
------------------    ---------------   --------------   --------   ----------
Arthur R. Medici         350,000            74.5%          4.06      11/26/06

Thomas H. Lipscomb         -0-               -0-           -0-          --

Alan N. Alpern             -0-               -0-           -0-          --




              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Options/SAR Value


                                                Number of
                                                Unexercised      Value of
                                                Options at       Unexercised
                     Shares                     FY-End (#)       In-the Money
                     Acquired on  Value         Exercisable/     Options/SARs
Name                 Exercise(#)  Realized($)   Unexercisable    at FY-End ($)
------------------  ------------  ------------  ---------------  -------------
Arthur R. Medici         -0-          -0-       350,000/116,667      -0-

Thomas H. Lipscomb       -0-          -0-       100,000/0            -0-

Alan N. Alpern           -0-          -0-       50,000/0             -0-



                         EMPLOYMENT AGREEMENTS

          Effective November 26, 1996, the Company appointed Arthur R. Medici as President and Chief Executive Officer pursuant to a three-year employment agreement ("Agreement"). The Agreement provides for the Company to issue Mr. Medici 70,000 shares of Class B Common Stock, 135,000 Shares of Class E-1 Common Stock and 135,000 shares of Class E-2 Common Stock, which cannot be transferred by Mr. Medici until August 1999 and will be canceled by the Company if his employment is terminated prior to August 1999 ("Vesting Period"). The Company will reflect compensation expense and an increase to additional paid in capital aggregating $298,593 in connection with the issuance of such shares over the Vesting Period, compensation expense and an increase in additional paid in capital was $74,643 for the year ended July 31, 1997.

           Effective January 1, 1992, and amended as of October 1994, the Company entered into a consulting agreement with Alan N. Alpern pursuant to which Mr. Alpern devotes more than half of his business time to the Company as Chief Financial Officer. The agreement with Mr. Alpern provides for annual compensation of $125,000 for 1997.



                          BOARD OF DIRECTORS

Committees

          The Company has no standing audit, nominating or compensation committees of the Board of Directors.


Meetings

          During the last full fiscal year, the Board of Directors met eight times. All directors attended all meetings.



                  COMPLIANCE WITH SECTION 16(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and 10% or more beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

          Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% or more beneficial owners were complied with by such persons, other than Neal B. Freeman.


                  APPOINTMENT OF INDEPENDENT AUDITORS

          The management of the Company recommends the appointment of Richard A. Eisner & Company, LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending July 31, 1998. Richard A. Eisner & Company, LLP has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


                                GENERAL

          The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

          The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

          The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended July 31, 1997 (as filed with the Securities and Exchange Commission), including the financial statements thereto. All such requests should be directed to Arthur R. Medici, President and Chief Executive Officer, Infosafe Systems, Inc., 805 Third Avenue, 9th Floor, New York, New York 10022.


                         STOCKHOLDER PROPOSALS

          The Annual Meeting of Stockholders for the fiscal year ending July 31, 1998 is expected to be held on or about December 17, 1998. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than August 14, 1998, for inclusion in the Proxy Statement and form of proxy related to that meeting.


                                      By Order of the Board of Directors,


                                      Arthur R. Medici,
                                      President and Chief Executive Officer

Dated: January 5, 1998